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                                                                   EXHIBIT 10.21

                       SECOND AMENDMENT TO LEASE AGREEMENT

TO THE LEASE dated October 7, 1991, by and between MIG III-Kappa Corporation and now assigned to First Industrial, L.P. (a Delaware Limited Partnership) as Landlord, and Optical Sensors Incorporated (a Delaware corporation and successor to Optical Senor for Medicine, Inc.) as Tenant.

THIS AMENDMENT TO LEASE, entered into and made as of April 14, 1997, by and between First Industrial, L.P., as Landlord and Optical Sensors Incorporated, as Tenant.

                                   WITNESSETH:

WHEREAS, Landlord and Tenant have heretofore entered into a certain Lease dated October 7, 1991 and amended by First Amendment dated April 26, 1996 (the "Lease") covering that certain space at 7615 Golden Triangle Drive, Suite A, Eden Prairie, MN 55344 (the "Premises"), upon terms and conditions described in said Lease; and

WHEREAS, Landlord and Tenant desire to amend said Lease as described below:

1. Effective April 21, 1997, Tenant shall occupy an additional 4,925 square feet of space (totaling 23,264 square feet; 2,181 square feet office, 14,083 square feet warehouse) located at 7615 Golden Triangle Drive, Suite L, as attached on Exhibit A.

2. Monthly Base Rent as set forth in Section 1.4 of the Lease shall be as follows:

         April 21, 1997 - November 30, 1999          $14,130 per month

3. Right of First Refusal: During the initial term of this Lease and the option periods thereafter, Tenant shall have the Right of First Refusal on the space located at 7615 Golden Triangle Drive, Suite N, as attached on Exhibit B. During said period, Landlord shall provide to Tenant a copy of any bonafide offer received from any third party to lease any portion of the space. Tenant shall thereafter have the option to lease the space which is the subject of said bonafide offer, which option shall be exercisable at any time within five (5) business days after receipt of the copy of said bonafide offer, on the same terms and conditions as set forth therein. In the event that Tenant fails to exercise its option to lease such space, Landlord may lease such space to a third party at any time during the next following sixty (60) day period on terms not more favorable to the Tenant thereof as were set forth in the bonafide offer provided to Tenant. The Right of First Refusal of Tenant under this paragraph is conditioned upon the Lease being in full force and effect without default thereunder on the date the Tenant exercises its right hereunder.

4. Except as hereinafter set forth, all terms, provisions and covenants of the Lease shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

LANDLORD: FIRST INDUSTRIAL L.P.,            TENANT:  OPTICAL SENSORS
a Delaware Limited Partnership              INCORPORATED, a Delaware corporation

By:  First Industrial Finance Corporation,
     a Maryland corporation, its general partner

By: /S/ DUANE LUND                          By:  /S/ SAM B. HUMPHRIES
    ------------------------------              -------------------------------
Its: Senior Regional Director               Its: President and CEO